UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2016

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 18, 2016, the Company filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing its entry into a material agreement with JMJ Financial. The purpose of this Amendment to the Initial Report is to correct a scrivener’s error contained in the first disclosure paragraph of the Initial Report by including the word “not” so that the relevant sentence now reads “[t]he Note contains a default provision stating that if the Note is not repaid within its nine-month term, JMJ will have the ability to covert the Note into shares of the Company’s common stock at a price that is the lesser of $0.15 or 60% of the lowest trade price in the 25 trading days prior to the conversion.”

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On April 12, 2016, Immune Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) and nine month Promissory Note (the “Note”) with JMJ Financial (“JMJ”) in the principal amount of $656,250. The principal sum of the Note has a 25% original issue discount. The SPA provides for a Warrant to purchase 3,515,621 shares of the Company’s common stock with an aggregate exercise price of $492,187 as well as $75,000 of Origination Shares based upon the lowest daily closing price of the Company’s common stock during the ten days prior to delivery of the Origination Shares. The Note contains a default provision stating that if the Note is not repaid within its nine-month term, JMJ will have the ability to covert the Note into shares of the Company’s common stock at a price that is the lesser of $0.15 or 60% of the lowest trade price in the 25 trading days prior to the conversion.

The Company is required to use $225,000 of the funds received from JMJ to immediately pay-off a prior note held by St. George Investments LLC.

The Company agreed to include the shares of common stock underlying the Warrant and the Origination Shares in the next registration statement the Company may file with the Securities and Exchange Commission.

So long as the Note and Warrant are outstanding, if the Company should issue any security with terms more favorable to the holder, or with a term not similarly provided to JMJ in the Note and Warrant, the Company is obligated to notify JMJ and, at JMJ’s option, it may become a part of the successive transaction.

The Note was offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 JMJ is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: May 4, 2016	By:	/s/ Noreen Griffin
Noreen Griffin, CEO